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                                                                  Exhibit 4.3(d)

                                FOURTH AMENDMENT
                               TO CREDIT AGREEMENT


         FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of August 20, 1998 (this "Amendment"), among UNIVERSAL HOSPITAL SERVICES, INC., a Minnesota corporation (the "Borrower"), the financial institutions party to the Credit Agreement described below (the "Banks") and BANKERS TRUST COMPANY, as Administrative Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                              W I T N E S S E T H :

         WHEREAS, the Borrower, the Banks and the Administrative Agent are parties to a Credit Agreement, dated as of February 25, 1998 (as amended, modified and supplemented through, but not including, the date hereof, the "Credit Agreement");

         WHEREAS, Fleet National Bank desires to become a party to the Credit Agreement as a Bank;

         WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided; and

         NOW THEREFORE, it is agreed:

         1.       Section 10 of the Credit Agreement is hereby amended by:

                  (i) deleting the proviso appearing in the definition of "Revolving Commitment."

                  (ii) (x) deleting the text "either or both of" appearing in the definition of "Over-Advance Commitment" and (y) deleting the text "or the proviso to the definition of 'Revolving Commitment'" appearing in the definition of "Over-Advance Commitment."

                  (iii) (x) deleting the text "either" appearing immediately before the text "the final proviso" in the definition of "Over-Advance Loans", (y) deleting the text "or the proviso to the definition of 'Revolving Commitment'" appearing in said definition and (z) deleting the text "either of such provisos" appearing in the parenthetical in said definition and inserting the text "such proviso" in lieu thereof.

                  (iv) deleting the amount "$48,000,000" appearing in the proviso in the definition of "Borrowing Base" and inserting the amount "$50,000,000" in lieu thereof.

         2. Schedule I to the Credit Agreement is hereby amended by deleting said Schedule I in its entirety and inserting in lieu thereof Schedule I hereto.



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         3. By its signature hereto, Fleet National Bank hereby (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to become a party to the Credit Agreement;
(ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the Other Credit Documents are required to be performed by it as a Bank.

         4. Fleet shall have received a Revolving Note signed by the Borrower and in the amount of its Revolving Commitment and otherwise in conformity with the provisions of Section 1.05 of the Credit Agreement.

         5. Any lending institution which becomes a party to the Credit Agreement as a Bank after the Third Amendment Effective Date and prior to the Over-Advance Maturity Date shall assume its pro rata portion of the Over-Advance Commitment.

         6. This Amendment is limited precisely as written and shall not be deemed to be a consent to or modification of any other term or condition of the Credit Agreement, the other Credit Documents or any of the instruments or agreements referred to therein.

         7. In order to induce the Banks to enter into this Amendment, the Borrower hereby represents and warrants that (x) no Default or Event of Default exists on the Fourth Amendment Effective Date (as defined below) both before and after giving effect to this Amendment and (y) all of the representations and warranties contained in the Credit Documents shall be true and correct in all material respects on the Fourth Amendment Effective Date both before and after giving effect to this Amendment with the same effect as though such representations and warranties had been made on and as of the Fourth Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

         8. This Amendment shall become effective (simultaneously with the satisfaction of the last of the conditions described below) on the first date that (such effective date being herein referred to as the "Fourth Amendment Effective Date") the Borrower, each of the Banks and Fleet National Bank shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of telecopier) the same to the Administrative Agent at its Notice Office.


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         9. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

         10. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         11. From and after the Fourth Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to such Credit Agreement as amended hereby.

                   [Signatures appear on the following pages]



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         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                                    UNIVERSAL HOSPITAL SERVICES, INC.


                                    By: _____________________________
                                    Title: ___________________________


                                    BANKERS TRUST COMPANY,
                                    Individually as Administrative Agent


                                    By: _____________________________
                                    Title: ___________________________


                                    HELLER FINANCIAL, INC.


                                    By: _____________________________
                                    Title: ___________________________


                                    FLEET NATIONAL BANK


                                    By: _____________________________
                                    Title: ___________________________



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                                                                      SCHEDULE I

                                   COMMITMENTS



        Bank                                      Revolving Commitment
        ----                                      --------------------
Bankers Trust Company                                 $20,000,000
Heller Financial, Inc.                                $20,000,000
Fleet National Bank                                   $10,000,000
                                                      -----------
Total:                                                $50,000,000



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